As filed with the Securities and Exchange Commission on May 5, 2006
Registration No._________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	88-0488686

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
11588 SORRENTO VALLEY ROAD, SUITE 17
SAN DIEGO, CA 92121
(858) 794-8889

(Address of principal executive offices)
HALOZYME THERAPEUTICS, INC. 2005 OUTSIDE DIRECTORS’ STOCK PLAN
HALOZYME THERAPEUTICS, INC. 2006 STOCK PLAN

(Full title of the plan)
DAVID A. RAMSAY
11588 SORRENTO VALLEY ROAD, SUITE 17
SAN DIEGO, CALIFORNIA 92121
(858) 794-8889

(Name and address of agent for service)
This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of			Proposed maximum	Proposed maximum
Securities to be	Amount to be		offering price	aggregate offering	Amount of
registered[1]	registered[2]		per share[3]	price	registration fee

2006 Stock Plan

Common Stock Par Value $.001	2,000,000	[4]	$2.85	$5,700,000	$609.90

2005 Outside Directors’ Stock Plan

Common Stock Par Value $.001	500,000	[5]	$2.85	$1,425,000	$152.48

TOTALS	2,500,000			$7,125,000	$762.38

[1]	The securities to be registered include the offer and the rights to purchase Common Stock from the Company.

[2]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]	Calculated solely for the purposes of this offering under Rule 457(h) the price is based upon the average of the high and low prices of the Common Stock on May 4, 2006, as reported on the American Stock Exchange.

[4]	Represents shares subject to issuance upon the exercise of stock options and stock purchase rights under the Halozyme Therapeutics, Inc. 2006 Stock Plan.

[5]	Represents shares subject to issuance upon the exercise of stock options and stock purchase rights under the Halozyme Therapeutics, Inc. 2005 Outside Directors’ Stock Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          Halozyme Therapeutics, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:
          (a) The Company’s latest annual report on Form 10-KSB, as amended, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on March 24, 2006.
          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
          (c) The description of the Company’s Common Stock contained in the Company’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
          The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
          Inapplicable.
Item 6. Indemnification of Directors and Officers
          The Articles of Incorporation of the Company provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
          Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 7. Exemption From Registration Claimed
          Inapplicable.
Item 8. Exhibits
          See Exhibit Index.
Item 9. Undertakings
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 5, 2006.

Halozyme Therapeutics, Inc.
By:	/s/ David A. Ramsay
David A. Ramsay, Secretary and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of Halozyme Therapeutics, Inc. whose signatures appear below, hereby constitute and appoint Jonathan E. Lim and David A. Ramsay, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 5, 2006.

Signature	Title

/s/ Jonathan E. Lim, M.D. Jonathan E. Lim, M.D.	President, Chief Executive Officer and (Principal Executive Officer)

/s/ David A. Ramsay David A. Ramsay	Secretary, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gregory I. Frost, Ph.D. Gregory I. Frost, Ph.D.	Vice President and Chief Scientific Officer, Director

/s/ Robert L. Engler, M.D. Robert L. Engler, M.D.	Director

/s/ Steven T. Thornton Steven T. Thornton	Director

EXHIBIT INDEX

4.1 (1)	Amended and Restated Articles of Incorporation, as filed with the Nevada Secretary of State on March 11, 2004

4.2 (2)	Bylaws as Amended

5.1	Opinion re: legality.

23.1 (3)	Consent of Counsel.

23.2	Consent of Cacciamatta Accountancy Corporation, Independent Accountants

24 (4)	Power of Attorney.

99.1 (5)	Halozyme Therapeutics, Inc. 2006 Stock Plan

99.2 (6)	Halozyme Therapeutics, Inc. 2005 Outside Directors’ Stock Plan
(1) Incorporated by reference to the Company’s Annual Report on Form 10-KSB dated March 24, 2006.
(2) Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Commission on April 23, 2004.
(3) Included in Exhibit 5.1.
(4) Included in signature pages to this registration statement.
(5) Incorporated by reference to the Company’s Current Report on Form 8-K dated March 24, 2006.
(6) Incorporated by reference to the Company’s Current Report on Form 8-K dated July 6, 2005.